EXHIBIT 10.2

VOTING AGREEMENT

This Voting Agreement (the “Agreement”) is made as of the 2nd day of April, 2003, by and among Deltagen, Inc., a Delaware corporation (the “Company”), and the purchasers of the Company’s Series A Preferred Stock who are parties hereto (each an “Investor” and collectively the “Investors”).

RECITALS

WHEREAS, the Company and the Investors have entered into a Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith, pursuant to which the Company desires to sell to the Investors and the Investors desire to purchase from the Company shares (the “Shares”) of the Company’s Series A Preferred Stock.

WHEREAS, a condition to the Investors’ obligations under the Purchase Agreement is that the Company enter into this Agreement for the purpose of setting forth the terms and conditions pursuant to which the Investors shall vote their shares of the Company’s Series A Preferred Stock in favor of certain designees to the Company’s Board of Directors.

WHEREAS, the Company and the Investors each desire to facilitate the voting arrangements set forth in this Agreement and the Company’s Restated Certificate of Incorporation, as amended pursuant to the Purchase Agreement (the “Certificate”), and the sale and purchase of shares of Series A Preferred Stock pursuant to the Purchase Agreement, by agreeing to the terms and conditions set forth below.

AGREEMENT

The parties agree as follows:

1. Election of Directors.

1.1 Board Representation. At each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Board of Directors of the Company are to be elected, the Investors agree to vote their Shares so as to elect:

(a) One (1) member of the Company’s Board of Directors designated by those investors listed as Sprout Investors (the “Sprout Investors”) on the signature pages hereto (the “Sprout Designee”);

(b) One (1) member of the Company’s Board of Directors designated by those investors listed as Boston Millennia Investors (the “Boston Millennia Investors”) on the signature pages hereto (the “Boston Millennia Designee”);

(c) One (1) member of the Company’s Board of Directors designated by those investors listed as Stipa Investors (the “Stipa Investors”) on the signature pages hereto

(the Stipa Designee”);

1.2 Appointment of Directors. In the event of the resignation, death, removal or disqualification of a Sprout Designee, a Boston Millennia Designee or a Stipa Designee, the Sprout Investors, Boston Millennia Investors or Stipa Investors, as the case may be (in any such case the “Designating Party”), shall promptly nominate a new director, and, after written notice of the nomination has been given by the Designating Party to the other parties, each Investor shall promptly vote its Shares at any meeting of the stockholders of the Company to elect such nominee to the Board of Directors.

1.3 Removal; Replacement. The Designating Party may remove its designated director at any time and from time to time, with or without cause (subject to the Certificate and Bylaws of the Company as in effect from time to time and any requirements of applicable law), and/or designate a replacement designee, in its or their sole discretion, and after written notice to each of the parties hereto of such removal and/or designation, each Investor shall promptly execute such documentation, vote its Shares at any meeting of the stockholders of the Company, and take such other reasonable action, as may be necessary or appropriate to cause such removal to become effective and/or such new designee to be elected to the Board of Directors.

1.4 Committee Members. The Investors shall cause to be appointed (a) two of the three members of the Management Committee of the Company and (b) two of the three members of the Compensation Committee of the Committee, in each case to be comprised of the Sprout Designee and the Boston Millennia Designee.

2. Additional Representations and Covenants.

2.1 No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement.

2.2 Change in Number of Directors. The Investors will not vote for any amendment or change to the Certificate or Bylaws inconsistent with the terms of this Agreement.

2.3 Legends. Each certificate representing Shares held by the Investors or any assignee or transferee of the Investors shall bear the following legend:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”

2.4 Non-Circumvention. Without the consent of the Investors holding not less than 50% of the then outstanding Shares held by all Investors, neither the Company nor any Investor shall take any action, or refrain from taking any action, with the purpose or effect of avoiding the observance or performance of any term hereunder. The Company and each Investor shall at all times in good faith take such reasonable action, and refrain from taking such action, as shall be necessary or appropriate to ensure the performance by each party hereto of its obligations hereunder in an expeditious manner.

3. Termination.

3.1 Termination Events. This Agreement shall terminate upon the earlier of:

(a) The occurrence of a deemed liquidation pursuant to Section 2(c)(i) of the Certificate; and

(b) The first time at which there shall be issued and outstanding a number of Shares that is less than 25% of the number of Shares issued and outstanding on the closing under the Purchase Agreement (as adjusted for stock splits, stock dividends, reclassifications and the like).

3.2 Removal of Legend. At any time after the termination of this Agreement in accordance with Section 3.1, any holder of a stock certificate legended pursuant to Section 2.3 may surrender such certificate to the Company for removal of the legend, and the Company will duly reissue a new certificate without the legend.

4. Miscellaneous.

4.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, and any successor or assign of an Investor shall be deemed to be an Investor for all purposes hereunder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2 Amendments and Waivers. Any term hereof may be amended or waived only with the written consent of the Company and the Investors holding not less than 50% of the then outstanding Shares held by all Investors. Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon the Company and each Investor.

4.3 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth on the signature page hereto, or as subsequently modified by written notice.

4.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.

In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

4.5 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

4.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

4.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.8 Effective Date. This Agreement shall become effective upon the closing under the Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement is entered into by the undersigned parties as of the date first written above.

DELTAGEN, INC.

By:
Name: Title:

The Sprout Investors:	SPROUT VENTURE CAPITAL, L.P. By: DLJ Capital Corporation, Its General Partner

By:
Kathleen D. La Porte Managing Director

	Address:	Ivy B. Dodes Credit Suisse First Boston 11 Madison Avenue New York, New York 10010 Fax: (212) 538-8245

SPROUT CEO FUND, L.P. By: DLJ Capital Corporation, Its General Partner

By:
Kathleen D. La Porte Managing Director

	Address:	[As above]

DLJ CAPITAL CORPORATION

By:
Kathleen D. La Porte Managing Director

	Address:	[As above]

DLJ ESC II, L.P.
By: DLJ LBO Plans Management Corporation., Its General Partner

By:
Kathleen D. La Porte Attorney In Fact

	Address:	[As above]
SPROUT CAPITAL, VIII, L.P. By: DLJ Capital Corporation, Its Managing

General Partner

By:
Kathleen D. La Porte Managing Director

Address: [As above]

The Boston Millennia Investors:	BOSTON MILLENNIA PARTNERS II LIMITED PARTNERSHIP

	By:	Glen Partners II Limited Partnership

By:
General Partner

	Address:	Martin J. Hernon [To confirm] Boston Millennia Partners 30 Rowes Wharf Boston, MA 02110-3345 Fax: (617) 428-5160 [To confirm]

BOSTON MILLENNIA PARTNERS II-A LIMITED PARTNERSHIP

	By:	Glen Partners II Limited Partnership

By:
General Partner

Address:[As above]

BOSTON MILLENNIA PARTNERS GMBH & CO. KG

	By:	Boston Millennia Verwaltungs GmbH

By:
Managing Director

Address:[As above]

BOSTON MILLENNIA ASSOCIATES II PARTNERSHIP

By:
General Partner

Address:[As above]

STRATEGIC ADVISORS FUND LIMITED PARTNERSHIP

	By:	Glen Partners II Limited Partnership

its General Partner

By:
General Partner

Address: [As above]

The Stipa Investors:	STIPA INVESTMENTS, L.P.
	By:	Baccharis Capital, Inc. It’s General Partner

By:
F. Noel Perry Managing Director

	Address:	F. Noel Perry Stipa Investments, L.P. 2420 Sand Hill Road, Suite 100 Menlo Park, CA 94025 Fax: (650) 854-3025